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                                                                    Exhibit 10.8

                                           Amended and Restated: January 1, 2006

                           FIRST AMENDED AND RESTATED
                               SEMCO ENERGY, INC.
                              DEFERRED COMPENSATION
                                       AND
                               STOCK PURCHASE PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                    ARTICLE 1
                                     Purpose

      1.1 General. This purpose of this Plan is to accomplish the deferral of federal income tax on deferred compensation and earnings for any participating non-employee member of the Board of Directors (a "Director") of SEMCO Energy, Inc. ("the Company"). Deferral is sought until the Director (or other recipient) actually receives payment. This amendment and restatement of the Plan applies to deferrals of compensation earned on or after January 1, 2006.

                                   ARTICLE 2
                                   Elections

      2.1 Election to Defer Compensation. The Company and a Director may agree to irrevocably defer payment of certain compensation otherwise payable in a calendar year ("Annual Deferral"). The Director may choose to defer a percentage from 0% to 100% (in whole number increments) of each monthly payment of his or her annual retainer, including any retainer premium.

      2.2 Timing of Deferral Elections. Any agreement pursuant to Section 2.1 ("Participation Agreement") must be signed by the Director, and delivered to the Administrator, prior to January 1 of the calendar year for which it is applicable. For a new Director, such signing and delivery must occur no later than 30 days after becoming a Director and must relate only to services performed after such election.

      2.3 Deferral Period. Separate deferral elections, investment elections, and distribution elections must be made for each calendar year in which a Director chooses to defer compensation. Thus, for a new Director, the first deferral election may be effective (the "Deferral Period") for less than 12 months. Similarly, the Deferral Period for the Director's last calendar year may be less than 12 months. Once an investment election is made, it will continue to apply to the Annual Deferral for that calendar year.

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                                    ARTICLE 3
                                    Accounts

      3.1 Accounts and Sub-Accounts. One or more bookkeeping accounts (the "Account") will evidence the Company's liability to the Director. Each Director's Account will include such sub-accounts as are necessary to separately account for each Annual Deferral ("Annual Sub-Account").

                                   ARTICLE 4
                                 Interest Fund

      4.1 Election to Invest in Interest Fund. The Director may elect to invest all or a portion of each Annual Deferral in the Interest Fund. If a Director elects to invest a portion of any Annual Deferral in the Interest Fund, the Director's Annual Sub-Account will be adjusted by the amount of such deferral plus the interest amount determined under Section 4.2.

      4.2 Calculation of Interest. Any increase under Section 4.1 shall equal the Average Balance times the Average Prime Rate as defined in (a) and (b) below.

            (a) "Average Balance" equals the sum of each day's balance in the applicable Annual Sub-Account that is invested in the Interest Fund, divided by the number of days in the applicable Deferral Period.

            (b) "Average Prime Rate" equals the sum of the rates announced by LaSalle Bank (or such other bank with which the Company then maintains a short-term credit facility) as its prime rate each day during the Deferral Period, divided by the number of such days.

      4.3 Interest Credits. Interest will be credited to each Annual Sub-Account only once every calendar year, as of the later of (i) the last day of the last month coincident with, or preceding, the total distribution of such Annual Sub-Account or (ii) the last day of the calendar year. Thus, for all years (except perhaps the last), interest will be credited on December 31.

                                   ARTICLE 5
                                   Stock Fund

      5.1 Election to Invest in Common Stock. Instead of choosing to have interest credited as described in Article 4, the Director may elect to invest all or a portion of each Annual Deferral in the Stock Fund in accordance with this Article 5. If a Director elects to invest a portion of any Annual Deferral in the Stock Fund, the Director's Annual Sub-Account will be adjusted by the number of Stock Units credited to such Annual Sub-Account in accordance with
Section 5.2 and Section 5.3 or as may be further adjusted pursuant to Section
6.2. For purposes of this Plan, a Stock Unit is a non-voting measurement unit that is deemed for valuation and bookkeeping purposes to be equivalent to an outstanding share of common stock of the Company, including any increase or decrease in the value of such stock.

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      5.2   Determination of Number of Stock Units. The Company will credit the
Director's Annual Sub-Account with a number of Stock Units with an aggregate value equal to the amount of the Annual Deferral that the Director has elected to invest in the Stock Fund. The number of Stock Units so credited will be determined as of the date the compensation would have otherwise been paid to the Director by using the fair market value of the common stock as of such date. For purposes of this Plan, the fair market value of the common stock as of any given date shall be the mean of the high and low sales prices for common stock as reported on a consolidated basis for securities listed on the principal stock exchange or market on which common stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported. The fair market value of the common stock shall be rounded to the nearest whole cent (with 0.5 cent being rounded to the next higher whole cent).

      5.3 Adjustments for Dividends. As of each cash dividend payment date declared with respect to common stock of the Company, the Company shall credit to each Annual Sub-Account a number of additional Stock Units equal to (i) the product of (a) the cash dividend per share of common stock payable on such dividend payment date and (b) the number of Stock Units credited to the Annual Sub-Account on the dividend record date, divided by (ii) the fair market value of a share of common stock on such dividend payment date. As of each stock dividend payment date declared with respect to common stock of the Company, the Company shall credit to each Annual Sub-Account a number of additional Stock Units equal to the product of (c) the stock dividend per share (denominated in whole or fractional shares of common stock) issuable on such dividend payment date and (d) the number of Stock Units credited to the Annual Sub-Account on the dividend record date.

      5.4 Issuance of Shares. Payment of the portion of any Annual Sub-Account that is invested in the Stock Fund shall be made in shares of common stock of the Company except as may be required to reflect adjustments made in such Sub-Account pursuant to Section 6.2.

                                   ARTICLE 6
                           Stock Subject to the Plan

      6.1 Stock Subject to the Plan. Subject to adjustment in accordance with this Article 6, two hundred and forty thousand, one hundred and seventy one (240,171) shares of the Company's common stock are hereby reserved exclusively for issuance under the Plan pursuant to a Director's Participation Agreement electing to have his or her Account invested in the Stock Fund with respect to his or her Annual Deferral.

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      6.2   Changes in Capitalization, Merger, Liquidation. The number of shares of common stock reserved under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of common stock to holders of outstanding shares of common stock or any other increase or decrease in the number of shares of common stock outstanding effected without receipt of consideration by the Company.

      In the event of a merger, consolidation, recapitalization, reorganization, extraordinary dividend, dividend declared in subsidiary stock or property, stock split, spin-off, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for shares of common stock, or a change in control of the Company the Board may make such adjustments and take such other action as it deems necessary or appropriate to reflect such transaction, including, but not limited to, adjustments to the Stock Units held in each Annual Sub-Account and the number of shares of common stock reserved under the Plan.

      The existence of the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the common stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

                                   ARTICLE 7
                         Accounts Subject to Creditors

      7.1 Accounts are Assets of the Company. The Company is not required to earmark assets. All assets allocated to pay an Account will always be subject to claims of the Company's general creditors and be available for the Company's unfettered use. The Company shall have the power to use such assets to the same extent as its other property.

      7.2 No Property Interest in Account. The Director shall have no property interest in Plan assets. The Director has the status of a general unsecured creditor. Company obligations constitute mere promises to make benefit payments in the future. This Plan is intended to be, and shall be, unfunded for tax purposes and for purposes of Title 1 of ERISA.

      7.3 No Actual Investment. Notwithstanding any other provision in this Plan to the contrary, the Interest Fund and the Stock Fund are to be used for measurement purposes only, and a Director's election to hypothetically invest in any such fund, the allocation of his or her Account balance thereto, and the calculation of any adjustment to his or her Account shall not be considered or construed in any manner as an actual investment of his or her Account in such fund.

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                                   ARTICLE 8
                                 Distributions

      8.1 Form of Distribution Election. The Director may elect to receive amounts in each of his or her Annual Sub-Accounts in a Lump Sum or via a Graduated Payout of a varying amount as described in (a) or (b) below. Each payment will be made within a 30-day period ("Payment Period") after the date the amount becomes payable in accordance with such election.

      (a)   If in a Lump Sum, payable:

            (i) The date the Director separates from service as a Director of the Company or any business entity controlling, controlled by or under common control with the Company ("Separation from Service Date").

                                       OR

            (ii)  January 1 of any specified year.

                                       OR

            (iii) The earlier of either of (i) or (ii) above.

      (b)   If in a Graduated Payout, payable:

            (i)   In 3 annual payments as follows:

                  a.    one-third as of Separation From Service Date;

                  b. one-half of remaining balance as of the one-year anniversary of Separation From Service Date; and

                  c. the balance as of the two-year anniversary of Separation From Service Date.

                                       OR

            (ii)  In 5 annual payments as follows:

                  a.    one-fifth as of Separation From Service Date;

                  b. one-fourth of remaining balance as of the one-year anniversary of Separation From Service Date;

                  c. one-third of remaining balance as of the two-year anniversary of Separation From Service Date;

                  d. one-half of remaining balance as of the three-year anniversary of Separation From Service Date; and

                  e. the balance as of the four-year anniversary of Separation From Service Date.

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      If a Graduated Payout is chosen, and the Director has elected to invest in both the Interest Fund and the Stock Fund with respect to an Annual Sub-Account, distributions will be effected pro-rata based on the number of Stock Units and the cash amount in the Annual Sub-Accounts as of the last valuation date prior to the beginning of the Payment Period.

      8.2 Changes to Elections. Once an election pursuant to this Article 8 is made with respect to an Annual Deferral, it can only be changed if all the following conditions are met:

      (i)   the Administrator consents in writing;

      (ii) the change will not take effect until at least twelve (12) months after the date the new election is made;

      (iii) the change is made at least twelve (12) months before the date of the first scheduled payment of that Annual Sub-Account;

      (iv) the effect of the change is to delay distribution, provided that the new election must delay distribution at least five (5) years from the date such distribution otherwise would have been made.

      8.3 Distribution of Shares. Shares of common stock shall be distributed in certificate form if such shares are restricted pursuant to Rule 144 or if a certificate is requested. If such shares are not restricted pursuant to Rule 144, they may be distributed in book entry form into an existing or newly created account with the Company's agent. If the distribution is in certificate form, any fractional share shall be paid in cash.

      8.4 Payment of Benefits upon Death. If the Director dies prior to any given Payment Period, payment of the amount relating to that Payment Period shall be made to the primary beneficiary. However, if the primary beneficiary dies prior to any given Payment Period, payment of the amount relating to that Payment Period shall be made to the alternate beneficiary. If any payee is alive at the beginning of the Payment Period and dies prior to distribution of the amount relating to that Payment Period, such amount shall be paid to such payee's estate.

      If the Director and all beneficiaries have died prior to any Payment Period with respect to any Annual Sub-Account, the entire balance of such Annual Sub-Account shall be paid in a lump sum as soon as administratively practicable to the estate of the last surviving payee.

      8.5 Designation of Beneficiaries. The Director may change beneficiaries at any time by submitting written notice to the Administrator.

                                   ARTICLE 9
                               Rights Inalienable

      9.1 No Transfers. Except as provided in Section 8.4, neither the Director nor any beneficiary shall have any right to transfer or encumber any right to receive any payment. Any attempt to do so will be void.

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                                   ARTICLE 10
                           No "Employment" Agreement

      10.1 No Right to Continue as a Director. Neither this Plan nor any document created pursuant to this Plan will constitute a contract of employment or contract for services. Nor shall this Plan or any such document interfere with the Company's right to modify the Director's compensation.

                                   ARTICLE 11
                                 Administration

      11.1 Designation of Administrator. This Plan shall be administered by the Secretary of the Company ("the Administrator"). The Administrator may make, interpret and enforce rules for administration and decide all questions and act for the Company in all manners under this Plan (except to the extent expressly otherwise stated herein).

      11.2 Decisions Final and Binding. Administrator decisions shall be conclusive and binding on all persons, unless a written appeal is received by the Administrator within sixty days of the disputed decision. Any appeal timely filed will be reviewed by the Administrator (in consultation with the President or his designee) and the resulting decision shall be final, conclusive and binding.

                                   ARTICLE 12
                       Amendment and Termination of Plan

      12.1 Amendment. The Board may amend the Plan at any time. No amendment may decrease the value of any Account at that time. Each Participation Agreement and each other document having continuing effect after any amendment is automatically subject to each amendment.

      12.2 Termination. The Board may terminate the Plan (or any aspect of the Plan) at any time. Upon termination, Directors shall be paid the balance in their Accounts in accordance with their most current elections under the Plan.

                                   ARTICLE 13
                                 Miscellaneous

      13.1  Notice. Notices may be given by personal delivery or by U.S. mail.

      13.2 Governing Law. This Plan shall be governed by the laws of Michigan and federal income tax laws. Any provision precluding the deferral of income recognition for federal tax purposes shall be modified to the least extent necessary to avoid such preclusion or, if not capable of any such rational modification, be null and void.

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      13.3  No Individual Liability. So long as they act in good faith, the
Company and its officers, directors, agents, and employees may act pursuant to this Plan without any liability to the Director, any beneficiary or any other person.

      13.4 Compliance with Section 409A of the Internal Revenue Code. It is intended that any distribution which is provided pursuant to or in connection with the Plan which is considered to be non-qualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, (the "Code") shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance.

      To record the adoption of the Plan (as amended and restated) by the Board of Directors effective as of January 1, 2006, the Company has caused its authorized officers to execute this Plan.

                                          SEMCO ENERGY, INC.

                                          By: /s/ Sherry L. Abbott
                                              ---------------------------------

                                          Title: Corporate Secretary

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